Exhibit 21

                 Hannaford Bros. Co. Parents and Subsidiaries


                                                                 Percentage
                                            State                of Voting
                                             of                  Securities
      Registrant                         Incorporation              Owned

Hannaford Bros. Co.                         Maine

    Subsidiaries (1)

Analytical Services, Inc.                   Maine                100.00%(2)
Commercial Developers, Inc.                 Maine                100.00%(2)
Cottle's Shop 'n Save, Inc.                 Maine                100.00%(2)
    Gay's Super Markets,Inc.                Maine                100.00%(3)
    South Paris Shop N' Save, Inc.          Maine                100.00%(3)
Eagle Pharmacy Services                     Maine                100.00%(3)
Hanbro Inc.                                 Maine                100.00%(2)
Hannaford Properties, Inc.                  Maine                100.00%(2)
Hannaford Trucking Company                  Maine                100.00%(2)
HKS Development, Inc.                     Delaware               100.00%(2)
Martin's Foods of South Burlington, Inc.   Vermont               100.00%(2)
MB-Elm, Inc.                                Maine                100.00%(2)
MB-Fir, Inc.                                Maine                100.00%(2)
MB-Hemlock, Inc.                            Maine                100.00%(2)
MB-Maple, Inc.                              Maine                100.00%(2)
MB-Mass, Inc.                               Maine                100.00%(2)
MB-New York, Inc.                           Maine                100.00%(2)
MB-Pine, Inc.                               Maine                100.00%(2)
MB-Save, Inc.                               Maine                100.00%(2)
MB-Super, Inc.                              Maine                100.00%(2)
Plain Street Properties, Inc.               Maine                100.00%(2)
Progressive Distributors, Inc.              Maine                100.00%(2)
    Freezer Properties, Inc.                Maine                100.00%(3)
The Sampson Supermarkets, Inc.              Maine                100.00%(2)
    Sun Foods, Inc.                      New Hampshire           100.00%(3)
Second Hannaford Properties, Inc.           Maine                100.00%(2)
Shop & Save Co., Inc.                       Maine                100.00%(2)
Shop 'n Save-Mass., Inc.                 Massachusetts           100.00%(2)
Shop 'n Save Realty, Inc.                   Maine                100.00%(2)
Shop Rite Super Markets, Inc.               Maine                100.00%(2)
    Mr. B's Enterprises                     Maine                100.00%(3)
Shopping Center Properties, Inc.            Maine                100.00%(2)
Third Hannaford Properties, Inc.            Maine                100.00%(2)
Warehouse Properties, Inc.                  Maine                100.00%(2)


    (1) Each of the subsidiaries is included in the consolidated financial statements of the Registrant.

    (2) Percentage of voting securities shown is that owned by the Registrant.

    (3) Percentage of voting securities shown is that owned by the subsidiaries' immediate parent and not that owned by the Registrant.